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                                                                   EXHIBIT 10.24
                                STANDARD SUBLEASE

                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


1. PARTIES. This Sublease, dated for reference purposes only, February 20, 1998, is made by and between Orrel & Company, Inc. and CRL Network Services (herein called "Sublessor") and

_____________________ (herein called "Sublessee").


2. PREMISES. Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor for the term at the rental and upon all of the conditions set forth herein that certain real property situated in the County of San Francisco, State of California, commonly known as San Francisco and described as 120 Montgomery Street, Suite 1230, San Francisco, CA 94104 consisting of approximately 3,524 rentable square feet on the 12th floor.

Said real property, including the land and all improvements thereon is hereinafter called the "Premises."

3. TERM.

        3.1 TERM. The term of the Sublease shall be for Eighteen (18) months and seventeen (17) days commencing on March 8, 1998 and ending on September 24, 1999 unless sooner terminated pursuant to any provision hereof.

        3.2 DELAY IN COMMENCEMENT. Notwithstanding said commencement date, if for any reason Sublessor cannot deliver possession of the Premises to Sublessee on said date, Sublessor shall not be subject to any liability therefore nor shall such failure affect the validity of this Lease or the obligations of Sublessee hereunder or extend the term hereof but in such case Sublessee shall not be obligated to pay rent until possession of the Premises is tendered to Sublessee; provided, however, that if Sublessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date. Sublessee may, at Sublessee's option, by notice in writing to Sublessor within ten (10) days thereafter, cancel this Sublease, in which event the parties shall be discharged from all obligations thereunder. If Sublessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date and Sublessee shall pay rent for such period at the initial monthly rates set forth below.

4. RENT. Sublessee shall pay to Sublessor s rent for the Premises equal monthly payments of $7,341.67 in advance on the last day of each month of the term hereof. Sublessee shall pay Sublessor upon the execution hereof $5,628.61 as rent for March 8, 1998 through March 31, 1998.

Rent for any period during the term hereof which is for less than one month shall be a prorata portion of the monthly installment. Rent shall be payable in lawful money of the United States

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to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

5. SECURITY DEPOSIT. Sublessee shall deposit with Sublessor upon execution hereof $7,341.67 as security for Sublessee's faithful performance of Sublessee's obligations hereunder. If Sublessee fails to pay rent or other charges due hereunder or otherwise defaults with respect to any provision of this Sublease. Sublessor may use, apply or retain all or any potion of said deposit for the payment of any rent or other charge in default or for the payment of any other sum to which Sublessor may become obligated by reason of Sublessee's default, or to compensate Sublessor for any loss or damage which Sublessor may suffer thereby. If Sublessor so uses or applies all or any portion of said deposit, Sublessee shall within ten (10) days after written demand therefore deposit cash with Sublessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Sublessee's failure to do so shall be a material breach of this Sublease. Sublessor shall not be required to keep said deposit separate from its general accounts. If Sublessee performs all of Sublessee's obligations hereunder, said deposit or so much thereof as has not theretofore been applied by Sublessor, shall be returned without payment or interest or other increment for its use to Sublessee for the Sublessor's option o the last assignee, if any, of Sublessee's interest hereunder) at the expiration of the term hereof, and after Sublessee has vacated the Premises. No trust relationship is created herein between Sublessor and Sublessee with respect to said Security Deposit.

6. USE.

        6.1 USE. The Premises shall be used and occupied only for general office use.

        6.2    COMPLIANCE WITH LAW.

               (a) Sublessor warrants to Sublessee that the Premises, in its existing state, but without regard to the use for which Sublessee will use the Premises does not violate any applicable building code regulation or ordinance at the time that this Sublease is executed in the evening that it is determined that this warranty has been violated, then it shall be the obligation of the Sublessor and written notice from Sublessee, to promptly at Sublessor's sole cost and expense, rectify any such violation in the event that Sublessee does not give to Sublessor written notice of the violation of this warranty within 1 year from the commencement of the term of this Sublease, it shall be conclusively deemed that such violation did not exist and the correction of the same shall be the obligation of the Sublessee.

               (b) Except as provided in paragraph 6.2(a), Sublessee shall at Sublessee's expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of any part of the term hereof regulating the use by Sublessee of the Premises. Sublessee shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance or, if there shall be more than one tenant of the building containing the Premises, which shall tend to disturb such other tenants.

        6.3 CONDITION OF PREMISES. Except as provided in paragraph 6.2(a) Sublessee hereby accepts the Premises in their condition existing as of the date of the execution hereof subject to


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all applicable zoning, municipal, county and state laws, ordinances, and regulations governing and regulating the use of the Premises, and accepts this Sublease subject thereto and to all matters disclosed thereby and by and exhibits attached hereto. Sublessee acknowledges that neither Sublessor nor Sublessor's agents have made any representation or warranty as to the suitability of the Premises for the conduct of Sublessee's business.

        7.     MASTER LEASE.

               7.1 Sublessor is the lessee of the Premises by virtue of a lease, hereinafter referred to as the "Master Lease", a copy of which is attached hereto marked Exhibit 1 dated February 4, 1994 wherein The Equitable Montgomery Company which transferred title to William Wilson & Associates is the lessor hereinafter referred to as the Master Lessor.

               7.2 This Sublease is and shall be at all times subject and subordinate to the Master Lease.

               7.3 The terms and conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of the Sublease document shall control over the Master Lease. Therefore for the purposes of this Sublease wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

               7.4 During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease. Sublessee does hereby expressly assume and agree to perform and comply with, for the benefit of Sublessor and Master Lease each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom. None.

        12. ADDITIONAL PROVISIONS. [If there are no additional provisions draw a line from this point to the next printed word after the space left here. If there are additional provisions place the same here.]

BASE YEAR
Sublessee to pay it pro-rata share of any increase in taxes and operating expenses over and above a 1998 Base Year.

TENANT IMPROVEMENTS
As-is.  Space shall be delivered broom clean and in good working condition.



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        If this Sublease has been filled in it has been prepared for submission to your attorney for the approval. No representation or recommendation as made by the real estate broker or the agents or employees as to the legal sufficiency, legal effect, or has consequences of this Sublessee or the transaction relating thereto.

Executed at _________________________       ___________________________________
on __________________________________       By: _______________________________
address _____________________________       By: _______________________________
_____________________________________         "Sublessor" (Corporate Seal)
Executed at San Francisco, CA                 /S/ Philip Burkhart
on 3/4/98                                   ___________________________________
address _____________________________       By:     Philip Burkhart
_____________________________________          ________________________________
Executed at San Francisco, CA               By: _______________________________
on 3/6/98                                      "Sublessee" (Corporate Seal)
address _____________________________          /S/ Gregory Orrell
_____________________________________       By:     Gregory Orrell
Executed at _________________________           _______________________________
on __________________________________       By: _______________________________
address _____________________________           "Master Lease" (Corporate Seal)
_____________________________________        __________________________________
                                            By: _______________________________
                                            By: _______________________________
                                                "Guarantors" (Corporate Seal)

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure we are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. ________ St., Ste 800, Los Angeles, CA 90017. (213)
        687-8777.



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